UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2018
Artisan Partners Asset Management Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35826	45-0969585
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

875 E. Wisconsin Avenue, Suite 800 Milwaukee, WI 53202
(Address of principal executive offices and zip code)

(414) 390-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                             Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
(a)    The 2018 annual meeting of stockholders of Artisan Partners Asset Management Inc. (the “Company”) was held on May 23, 2018.
(b)    The results of the matters submitted to a stockholder vote at the annual meeting were as follows:
1.    Election of Directors: Each of the seven nominees was re-elected.

Nominees	For	Withheld	Broker Non-Votes
Matthew R. Barger	60,235,673	5,332,991	3,576,656
Seth W. Brennan	45,489,905	20,078,759	3,576,656
Eric R. Colson	62,486,527	3,082,137	3,576,656
Tench Coxe	45,488,449	20,080,215	3,576,656
Stephanie G. DiMarco	62,843,353	2,725,311	3,576,656
Jeffery A. Joerres	46,879,682	18,688,982	3,576,656
Andrew A. Ziegler	63,505,018	2,063,646	3,576,656

2.    Ratification of the Appointment of the Independent Registered Public Accounting Firm: Ratified.

For	Against	Abstain
67,147,187	1,977,337	20,796

For more information about the foregoing proposals and annual meeting, see the Company’s proxy statement dated April 6, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2018

Artisan Partners Asset Management Inc.

By:	/s/ Sarah A. Johnson
Name:	Sarah A. Johnson
Title:	Executive Vice President, Chief Legal Officer and Secretary